UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2024

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this report is hereby incorporated by reference into this Item 3.02 in its entirety. The shares of common stock issuable upon exercise of the Demand Warrants and the New Keep Well Warrants (as such terms are defined below) will be issued pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 8.01. Other Events.

As previously reported, on March 28, 2024, Ontrak, Inc. (the “Company,” “we,” “us” or “our”), certain of its subsidiaries, Acuitas Capital LLC and U.S. Bank Trust Company, National Association, entered into that certain Sixth Amendment to the Master Note Purchase Agreement (the “Sixth Amendment”).

Also as previously reported, on March 28, 2024, the Company entered into (a) a waiver and consent agreement (each, a “Public Offering Investor Waiver” and, collectively, the “Public Offering Investor Waivers”) with each holder of the warrants to purchase shares of the Company’s common stock the Company issued in connection with the public offering it completed in November 2023 (such warrants, the “Public Offering Warrants”), and (b) a waiver and agreement (such waiver and agreement together with the Public Offering Investor Waivers, the “Investor Waivers”) with the holder of the warrant to purchase shares of the Company’s common stock the Company issued in connection with the private placement it completed in November 2023 (such warrant, the “Private Placement Warrant” and together with the Public Offering Warrants, the “November 2023 Warrants”).

Under the terms of the Investor Waivers, the exercise price of the November 2023 Warrants was reduced to $0.36 at the time the Company entered into the Sixth Amendment, and if $0.36 was greater than the lowest volume weighted average price (“VWAP”) of the Company’s common stock on any trading day during the five trading day period immediately following the public announcement of the Company entering into the Sixth Amendment (the “Restricted Transaction Measuring Period”), then the exercise price of the November 2023 Warrants would be further reduced to the lowest VWAP on any trading day during the Restricted Transaction Measuring Period.

The lowest VWAP on any trading day during the Restricted Transaction Measuring Period was $0.3442, and accordingly, the exercise price of the November 2023 Warrants was reduced to, and currently is, $0.3442 per share, which is subject to further adjustment in accordance with the terms of the Investor Waivers and the November 2023 Warrants. In accordance with the terms of the November 2023 Warrants, upon each adjustment of the exercise price of the November 2023 Warrants, the number of shares of common stock issuable upon exercise of the November 2023 Warrants (the “Warrant Shares”) then in effect increases proportionately so that after each such adjustment of the exercise price, the aggregate exercise price payable upon exercise of each November 2023 Warrant then in effect for the adjusted number of Warrant Shares will be the same as the aggregate exercise price in effect immediately prior to each such adjustment of the exercise price (without regard to any limitations on exercise contained in the November 2023 Warrants).

In addition, as previously reported, as a result of the reduction of the exercise price of the November 2023 Warrants to $0.3442 per share described above, the initial exercise price of (a) each warrant (each, a “Demand Warrant”) the Company issues in connection with each senior secured convertible promissory note the Company issues under the Sixth Amendment and (b) each New Keep Well Warrant (as such term is defined in the Sixth Amendment) the Company issues in exchange for each Replaced Keep Well Warrant (as such term is defined in the Sixth Amendment), in each case, if and when issued, will be $0.3442 per share, which is subject to further adjustment in accordance with the Sixth Amendment and, as applicable, the Demand Warrant and New Keep Well Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: April 8, 2024	By:	/s/ James J. Park
James J. Park
Chief Financial Officer

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